                                             As filed pursuant to Rule 424(b)(3)
                                                Under the Securities Act of 1933
                                                       Registration No. 33-87864




                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
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                            VARIABLE SEPARATE ACCOUNT
                                SUPPLEMENT TO THE
                       POLARIS VARIABLE ANNUITY PROSPECTUS
                                  (R-1319-PRO)
                                DATED MAY 3, 2004
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ON OR ABOUT DECEMBER 13, 2004, THE FOLLOWING VARIABLE PORTFOLIOS ARE AVAILABLE
FOR INVESTMENT:

           Managed by Capital Research and Management Company

           -  American Funds Global Growth Portfolio

           -  American Funds Growth Portfolio

           -  American Funds Growth-Income Portfolio

           Managed by Lord, Abbett & Co.

           -  Lord Abbett Growth and Income Portfolio

           Managed by Van Kampen Asset Management, Inc.

           -  Van Kampen LIT Comstock Portfolio

           -  Van Kampen LIT Growth and Income Portfolio



Date:  December 13, 2004

                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS.


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